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                                                                      EXHIBIT 99




                     Dransfield China Paper Corporation
                    36-42 Pok Man Street, 1st & 2nd Fls.
                         Mongkok, Kowloon, Hong Kong


                                June 11, 1997


Thomas J. Kenan, Esq.
Suite 800
201 Robert S. Kerr Avenue
Oklahoma City, OK 73102-4292

Dear Mr. Kenan:

         Dransfield China Paper Corporation is preparing for filing with the Securities and Exchange Commission an Amendment No. 1 on Form F-1 to Form S-4 registration statement.

         It is necessary that this company designate a U.S. resident to be its authorized representative in the United States. If you are willing to serve as this representative, please indicate so by signing below where indicated.

                                        Sincerely,

                                        /s/ Horace Yao

                                        Horace Yao, Chief Executive Officer


STATE OF OKLAHOMA    )
                     )   ss.
COUNTY OF OKLAHOMA   )


         The undersigned consents to being designated the authorized representative in the United States of Dransfield China Paper Corporation, a British Virgin Islands company, and to being named as such representative in any registration statements filed by such company with the Securities and Exchange Commission.


Dated:  May 22, 1997                    /s/ Thomas J. Kenan
                                        ---------------------------------------
                                        Thomas J. Kenan



         Signed and sworn to before me on May 22, 1997, by Thomas J. Kenan.



                                        /s/ Sherie S. Adams
                                        ---------------------------------------
                                        Notary Public

My commission expires:  8-19-97






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